Exhibit 99.1

Aquamer Acquires Urban Agricultural Corp. to Revolutionize Farming

RED BANK, NJ (August 16, 2010) – Aquamer Medical Corp. ("Aquamer"; OTC:AQUM) today announced the acquisition of Urban Agricultural Corp. ("Urban Ag"), a privately owned company.   Under the terms of the agreement, Aquamer will acquire 100 percent of the common shares of Urban Ag in exchange for 60,000,002 shares of Aquamer common stock.  This stock-for-stock exchange is intended to be a tax-free transaction.

Urban Ag currently holds an exclusive license for the Commonwealth of Massachusetts and has right of first refusal to purchase exclusive licenses for New Jersey, Pennsylvania and California from TerraSphere Systems, LLC ("TerraSphere") a leader in designing and building highly efficient systems for growing fruits and vegetables in controlled, indoor environments.  With this acquisition, Aquamer intends to refocus its corporate energies and to rapidly expand Urban Ag's business of urban indoor farming, the environmentally friendly and sustainable urban production of healthy agricultural products under highly controlled, indoor conditions using advanced techniques and processes.  Initial production by Urban Ag is expected to consist primarily of leafy vegetables and herbs. To reflect this new focus, Aquamer will seek shareholder approval to change its name to Aquamer Urban Agricultural Corp.

"We plan to locally produce, in urban areas, environmentally friendly and sustainably grown healthy fruits and vegetables on a year-round basis," commented Ed Reilly, CEO of Urban Ag.  "TerraSphere has developed an advanced growth system that should allow us to produce these products year around, regardless of weather or environmental conditions, significantly benefiting local communities.  Using these proprietary growth systems, we plan to produce fruits and vegetables that are free of herbicides and pesticides and that will have a substantially longer shelf life than agricultural products produced by traditional farming techniques."

Nick Brusatore, inventor and co-founder of TerraSphere Systems said "Current economic, societal, political and regulatory trends have created strong demand for innovative agricultural solutions and presenting we believe a significant market opportunity for innovators such as TerraSphere and Urban Agricultural Corp.  It is a pleasure to have Urban Agricultural Corp and their management teams become part of TerraSphere's plan to produce a trusted guaranteed supply of fresh fruits and vegetables year round."

Under the terms of the license for Massachusetts, Urban Ag is obligated to pay TerraSphere a non-refundable, non-creditable license fee of $1,000,000 over twelve months ($250,000 of which has been paid) and a mid-single digit royalty on sales of produce grown with the use of TerraSphere technology (with a specified minimum annual royalty of between $60,000 and $78,000 over the life of the license).  The term of the license is for the greater of 15 years or the life of the TerraSphere patents.  If Urban Ag expands its operations in Massachusetts beyond certain levels, additional license fees may become payable to TerraSphere.

Concurrent with the closing, Richard Falcone has resigned as Chief Executive Officer of Aquamer and is being replaced by Edwin A. Reilly who has been appointed Chief Executive Officer and Director.  Michael J. Mahoney has been appointed as President and Director of Aquamer, and James A. Shanahan has been appointed its Chief Financial Officer.  Marshall Sterman will remain Chairman of the Board.

About Urban Agricultural Corp.

To conduct its urban indoor farming business, Urban Ag will be utilizing TerraSphere's proprietary system of vertically stacked growing trays that precisely controls light, temperature, water and nutrition to grow fruits and vegetables indoors. These systems are automated, software driven and sensitive to environmental concerns.

Aquamer believes that the market for urban indoor farming is significant.  It is estimated that by the year 2050 the world's population will increase by an additional three billion people to well over nine billion inhabitants, with as much as 70 percent of the world's population living in cities or urban areas by 2050, up from 49 percent today.  Considering that only about 10 percent of the earth's land is arable, and that more than 80 percent of this agriculturally suitable land is already being exploited, it is projected that there will not be enough horizontal growing space to feed this substantially increasing population.  For decades, humans have increasingly sought the economic and physical protection offered by urban centers, but our food production has primarily remained outside these locations where it is subject to the whims of the environment.  Urban indoor farming offers the promise of feeding an increasingly hungry world in a highly productive and environmentally friendly manner.

Urban Ag's goal is to promote the sustainable consumption of natural resources through clean technologies,   to demonstrate environmentally and socially responsible business practices and to provide good jobs to empower a diverse community-based workforce while at the same time creating shareholder value. Urban Ag's farming activities will offer consumers a healthy, local, sustainable, eco-friendly alternative to large-scale industrial farming, which is highly dependent upon the use of agricultural fertilizers, herbicides and pesticides that may be harmful to consumers and both the agricultural products themselves and also the environment in which they are grown.  TerraSphere has provided data showing that its patented vertical farming technology reduces water consumption through a highly efficient closed loop design that requires up to 75 percent less water than conventional field agriculture watering practices.  Using these techniques, Urban Ag expects to be able to over 50 pounds of product per square foot per year, utilizing a short growing cycle of approximately 42 days versus 50 days for average greenhouse production and as compared to up to 70 days for traditional farming methodologies.

Vertical farming offers a solution for increasing fruit, produce and herb production due to the high density production providing for a much reduced physical footprint and fewer resources relative to field agriculture. Vertical farming systems have the potential for increasing urban food supplies while decreasing the ecological impact of farming including a smaller carbon footprint due to the reduction in fuel required transporting product across the country. Urban Ag's system of pesticide and herbicide free production with closed loop systems that conserves water provides significant potential for the realization of environmentally sustainable urban food production.

About TerraSphere Systems, LLC

TerraSphere Systems, LLC designs and builds highly efficient systems for growing fruits and vegetables in a controlled, indoor environment.  TerraSphere's revolutionary technology manages growing conditions to accelerate plant production and maximize crop yields using precise combinations of light, water, gases and nutrition to create ideal growing conditions for commercially desirable agricultural products in compact, automated facilities.  The firm's goal is to promote the sustainable consumption of natural resources through clean technology and to embody environmentally and socially responsible business practices that produce good jobs and power a diverse, community-based workforce.  For more information on TerraSphere Systems capitalize, LLC please visit www.TerraSphereSystems.com.

Contacts:

Press Inquiries:
Steve Simon
(847) 415-9347

Investors:
Ed Reilly
(508) 647-0041

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects" and similar references to future periods.  Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.  Our actual results may differ materially from those contemplated by the forward-looking statements.  We caution you therefore against relying on any of these forward-looking statements.  They are neither statements of historical fact nor guarantees or assurances of future performance.  Further information on risk factors is contained in the Company's filings with the Securities and Exchange Commission.  Any forward-looking statement made by in this press release speaks only as of the date on which it is made.  Factors or events that could cause actual results to differ may emerge from time to time, and it is not possible to predict all of them.  The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

# # # #